EXHIBIT 10.17

LOAN MODIFICATION AGREEMENT

Reference is hereby made to a certain loan dated August 2, 2019 provided by MA Investor LLC, a Colorado limited liability company, with an address of 18 Inverness Place E, Denver, CO 80112 (the “Lender”) to AmeriCann, Inc., a Colorado corporation with an address of 1555 Blake Street, Unit 502, Denver, CO 80202 (the “Borrower”).

R E C I T A L S

On August 2, 2019, Lender provided a loan to Borrower in the original principal amount of Four Million 00/100 ($4,000,000.00) Dollars. The Loan was evidenced by Borrower execution of a promissory note dated August 2, 2019 (the “Note). The Note is secured by a Mortgage, Security Agreement, Fixture Filing, Financing Statement and Assignment of Leases and Rents dated August 2, 2019 and recorded with the Bristol County Registry of Deeds in Book 9837 Page 56 (the “Mortgage”) whereby Borrower granted to Lender, as collateral for the Loan, Borrower’s interests in the property located at Area #1, Campanelli Drive, Freetown, MA. On December 4, 2020 the principal amount of the loan was increased to $4,500,000 (the "Loan"). On July 31, 2023 the Maturity Date of the Loan was extended to December 1, 2023. The Note, the amended Note, the Mortgage, and all other documents, whether now existing or hereafter arising, executed in connection with the Loan or any extension or modification thereof or submitted to Lender are collectively referred to herein as the “Loan Documents”.

Now therefore, in consideration of the mutual covenants and agreements contained herein, the Lender and the Borrower agree as follows:

Loan Extension

1.            The Maturity Date of the Loan shall be extended to February 2, 2024.

2.            Borrower and Lender hereby confirm and acknowledge that there are currently no events of default under the terms of the Loan Documents by either party.

3.            The Borrower hereby ratifies and confirms all of its obligations to the Lender under the Loan Documents as of the date hereof.

4.            Notwithstanding anything herein to the contrary, if the Lender does not finance the construction of any future phases of the Borrower's Massachusetts Cannabis Center, the Lender may require the repayment of the Loan one month after the date the Borrower commences construction of the phase the Lender did not finance.

IN WITNESS WHEREOF, the Borrower and the Lender have caused this Agreement to be duly executed under seal and delivered as of the 30th day of November, 2023.

AmeriCann, Inc.

By:	/s/ Timothy Keogh
Timothy Keogh

MA Investor LLC

By: